For immediate release:
October 31, 2013

For more information:
Pam Cranford, 336.626.8300
investorrelations@community1.com

CommunityOne Bancorp Announces Return to Profitability with Net Income of $4.0 million in the Third Quarter of 2013

Charlotte, NC, October 31, 2013 – CommunityOne Bancorp (Nasdaq: COB), the holding company for CommunityOne Bank, N.A. (“Bank”), today reported unaudited financial results for the quarter ended September 30, 2013. Highlights for the third quarter of 2013 include:

•
Net income was $4.0 million in 3Q 2013 compared to net losses of $(3.2) million in 2Q 2013 and $(4.7) million in 3Q 2012. This was the first quarter of operating profitability since the recapitalization in October of 2011 and the first for the Company since 2Q 2008.

•
Core earnings, which excludes taxes, credit costs and provision, and non-recurring income and expense items, rose 158% to $4.7 million in 3Q 2013, compared to $1.8 million in 2Q 2013 and $0.9 million in 3Q 2012.

•	Return on average assets was 0.79% and return on average equity was 21% for the quarter

•	Net interest margin increased by 49 basis points to 3.76% in 3Q 2013, from 3.27% in 2Q 2013 and 2.95% in 3Q 2012.

•
Noninterest expenses fell 27% from 2Q 2013 on reduced OREO, personnel and occupancy expenses. Core noninterest expenses, which excludes credit and non-recurring items, fell $1.4 million, or 7%, from 2Q 2013 and, $1.8 million, or 10%, from 3Q 2012.

•	Positive credit performance in Q3 2013 with recovery of loan losses of $0.4 million, OREO recoveries net of expenses of $0.1 million and net recovery of charge-offs of $0.7 million.

•	Asset quality continued to improve as nonperforming assets fell 11% from 2Q 2013 and 49% from 3Q 2012. 2013 year to date annualized net charge-offs fell to 0.31%, from 0.59% in the prior quarter.

•
US Department of Justice terminated the Deferred Prosecution Agreement relating to the Bank’s Bank Secrecy Act/Anti-Money Laundering program and the related case against the Bank that was pending in the U.S. District Court for the Western District of NC was dismissed.

“Obviously we are very pleased with our return to profitability”, said Brian Simpson, CEO. “This quarter marks an inflection point for our Company and reflects the progress we have made over the past 2 years in reducing problem assets, merging and integrating Bank of Granite into CommunityOne and implementing operational improvements throughout the organization.”
“With our return to financial health”, said Bob Reid, President, “we have been able to fully engage in our markets, capitalize on new opportunities with our existing customer base and attract new customers to our Company.”

Third Quarter 2013 Financial Results
Results of Operations
Net income was $4.0 million for the third quarter of 2013, compared to net losses of $(3.2) million in the second quarter of 2013 and $(4.7) million in the third quarter of 2012. Net income available to common shareholders was also $4.0 million, or $0.18 per common share, in the third quarter of 2013 compared to losses of ($3.2) million, or $(0.15) per common share, and $(4.7) million, or $(0.22) per common share, in the second quarter of 2013 and the third quarter of 2012, respectively. Core earnings, which exclude taxes, credit costs and provision, and non-recurring income and expenses, increased to $4.7 million in the third quarter, from $1.8 million in the second quarter of this year and $0.9 million in the third quarter of 2012.
The improved financial performance in the third quarter was driven by a $2.0 million increase in net interest income as a result of increases in average loan and securities balances, continued reductions in the cost of deposits and an increase in the accretion of purchase accounting marks stemming from improved cash flow estimates in the Purchased Impaired loan portfolio. In addition, noninterest expense declined by $6.7 million during the quarter as the result of improvements in asset quality and the completion of the merger of Bank of Granite into CommunityOne Bank in June of this year.
Net Interest Income
Third quarter 2013 net interest income was $17.4 million, an increase of 13% compared to $15.4 million in the preceding quarter, and an increase of 14% compared to $15.2 million in the same quarter of 2012. The Company’s net interest margin was 3.76% for the third quarter of 2013, increased by 15% from 3.27% in the second quarter of 2013, and by 27% from 2.95% in the third quarter of last year.
The 49 basis point increase in the net interest margin in the third quarter of 2013 over the second quarter was the result of an increase of $91.8 million in average loans and investment securities and a reduction of $148.5 million in lower yielding cash balances, that combined drove a 44 basis point increase in the average yield on earning assets. The cost of interest bearing deposits also continued to decline during the third quarter from the previous quarter, to 51 basis points, and the total cost of interest-bearing liabilities fell by 4 basis points, to 61 basis points, from the third quarter of 2013.
Net accretion of purchase accounting marks on loans and deposits acquired in the merger with Bank of Granite was $2.2 million, $2.0 million and $1.4 million in the third quarter of 2013, the second quarter of 2013 and the third quarter of 2012, respectively.
Provision for Loan Losses and Asset Quality
Provision for loan losses was a recovery of $0.4 million in the third quarter of 2013 compared to a recovery of $1.1 million in the previous quarter, and a provision of $32 thousand in the third quarter of 2012.
The allowance for loan losses was $25.4 million, or 2.12% of loans held for investment at the end of the third quarter of 2013, compared to $25.1 million, or 2.11%, at the end of the previous quarter, and $30.9 million, or 2.51%, at the end of the third quarter of 2012. The recovery of provision in the third quarter was the result of continued improvements in credit quality and improved loss experience. The year to date annualized loss rate declined to 0.31% through the third quarter of 2013, compared to 0.59% through the second quarter of 2013 and 2.06% through the third quarter of 2012. For the third quarter of 2013, the Company had net loan recoveries of $0.7 million.
Nonperforming assets, including nonaccruing loans, loans over 90 days delinquent and still accruing not accounted for under Purchase Impaired Loan accounting, and other real estate owned and repossessed loan collateral, fell to $84.4 million, or 4.1% of total assets at the end of the third quarter, compared to $94.8 million, or 4.7% of total assets, last quarter and $167.0 million, or 7.5% of total assets, at the end of the third quarter of 2012. Other real estate owned and repossessed loan collateral fell by 7% during the quarter to $33.2 million at quarter-end, compared to $35.8 million in the previous quarter, and fell by 59% from $80.8 million at the end of the third quarter of 2012. For the third quarter of 2013 the Company had gain on sale / recoveries on OREO, net of OREO expenses, of $0.1 million.

Noninterest Income
Core noninterest income, which excludes non-recurring securities gains and losses, fell $0.5 million to $4.4 million in the third quarter of 2013, compared to $4.9 million in the previous quarter and $4.7 million in the third quarter a year ago. A decrease in the mortgage loan pipeline and sales of mortgage loans to Fannie Mae contributed to a $0.5 million decrease in mortgage loan income from last quarter, and $0.3 million from the third quarter of 2012. Service charges grew by 11% in the third quarter of 2013 compared to the prior quarter, as the second quarter included the impact of service charge waivers associated with the Bank of Granite merger and the third quarter of 2013 included a full quarter of the positive impact of revised product and fee schedules implemented during the Granite merger.
Noninterest Expense
Total noninterest expense fell $6.7 million, or 27%, from the prior quarter on reduced OREO, personnel and occupancy expenses. Core noninterest expense fell 7% to $17.1 million in the third quarter of 2013, compared to $18.5 million in the preceding quarter and $18.9 million in the third quarter a year ago. The decrease this quarter of $1.4 million was primarily the result of reductions in personnel and occupancy expense synergies as a result of the Bank of Granite merger.
Balance Sheet Review
Loans held for investment grew at an annualized rate of 2% in the third quarter to $1.20 billion, compared to $1.19 billion at the end of the second quarter, and $1.23 billion at the end of the third quarter last year.
Total deposits fell $20.9 million, or 1%, during the third quarter to $1.79 billion, compared to $1.81 billion at the end of last quarter, and $1.98 billion at the end of the third quarter last year. The decline in the third quarter of this year was primarily the result of the maturity of $18.0 million of higher cost brokered CDs. Low cost core deposits, consisting of non-CD deposits, grew 2% during the third quarter to $1.18 billion, from $1.16 billion at June 30, 2013 and $1.15 billion at September 30, 2012.
Regulatory Matters
During the third quarter, the U.S. Department of Justice terminated its deferred prosecution agreement with the Bank relating to the Bank’s Bank Secrecy Act/Anti-Money Laundering program at the same time as the U.S. District Court for the Western District of North Carolina dismissed the United States’ case against the Bank.
Conference Call
A conference call will be held at 11:00 a.m., Eastern time this morning October 31st , 2013. Interested parties should dial in five to ten minutes prior to the scheduled start time to 1-888-317-6016. International callers should dial in to 1-412-317-6016. Canadian callers may dial in to 1-855-669-9657. To join the call, participants will be required to provide conference ID number 10035405. The webcast may be accessed via the Investor Relations section of the Company’s website at www.community1.com. The webcast replay will be available until October 31, 2014. The teleconference replay will be available one hour after the end of the conference through December 2, 2013 at 9:00 a.m. Eastern Time. To access the teleconference replay, dial toll free in the U.S. to 1-877-344-7529 or outside the U.S. to 1-412-317-0088 and provide Conference ID Number 10035405.
About CommunityOne Bancorp
CommunityOne Bancorp is the North Carolina-based bank holding company for CommunityOne Bank, N.A. , a $2 billion community bank, operating 53 branches in 42 communities throughout central, southern and western North Carolina, offering a wide variety of consumer, mortgage and commercial banking services to retail and business customers, including loans, deposits, cash management, wealth and online banking. Investors can obtain additional information about the Company and the Bank through reviewing its website at www.community1.com.

Non-GAAP Financial Measures
Statements in this press release include certain non-GAAP financial measures, which should be read along with the accompanying tables that provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures. The non-GAAP financial measures referenced in this press release include: average tangible assets, tangible shareholders’ equity, core earnings, core noninterest income, and core noninterest expense. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding our underlying performance and business trends as they facilitate comparisons with the performance of others in the financial services industry. However, these non-GAAP financial measures should not be considered an alternative to GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP as well as other relevant information when assessing the overall performance and financial condition of the Company.
Forward Looking Statements
Information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, and usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “may,” “should,” “could,” “would,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks associated with our financial resources in the amount, at the times and on the terms required to support our future business; changes in interest rates, spreads on earning assets and interest-bearing liabilities, the shape of the yield curve and interest rate sensitivity; continued and increased credit losses and material changes in the quality of our loan portfolio; continued decline in the value of our OREO; increased competitive pressures in the banking industry or in our markets; less favorable general economic conditions, either nationally or regionally, resulting in, among other things, a reduced demand for credit or other services; a slowdown in the housing markets, or an increase in interest rates, either of which may further reduce demand for mortgages; changes in regulation affecting our bank or accounting principles and standards; adverse changes in financial performance or condition of our borrowers, which could affect repayment of such borrowers' outstanding loans; repurchase risk in connection with our mortgage line of business; reducing costs and expenses; the inaccuracy of assumptions underlying the establishment of our ALL; loss of one or more members of executive management; disruptions in or manipulations of our operating systems or the systems of our vendors due to, among other things, cybersecurity risks or otherwise; and our success at managing the risks involved in the foregoing. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and in other sections of the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its quarterly reports on Form 10-Q, and its current reports on Form 8K.
The forward looking statements in this press release speak only as of the date of the press release and the Company does not assume any obligation to update them after such date.

Quarterly Results of Operations

(in thousands, except per share data)		3Q 2013		2Q 2013		1Q 2013		4Q 2012		3Q 2012
Interest Income										
Interest and fees on loans	$	15,964	$	14,422	$	14,785	$	15,529	$	16,264
Interest on investment securities		3,774		3,518		3,073		2,540		2,667
Other interest income		115		197		212		287		276
Total interest income		19,853		18,137		18,070		18,356		19,207
Interest Expense										
Deposits		1,894		2,090		2,247		2,830		3,320
Retail repurchase agreements		6		4		4		6		6
Federal Home Loan Bank advances		289		365		382		391		391
Other borrowed funds		282		264		264		280		288
Total interest expense		2,471		2,723		2,897		3,507		4,005
Net interest income before provision for loan losses		17,382		15,414		15,173		14,849		15,202
Provision for (recovery of) loan losses		(350)		(1,057)		110		3,172		32
Net interest income after provision for loan losses		17,732		16,471		15,063		11,677		15,170
Noninterest Income										
Service charges on deposit accounts		1,858		1,681		1,376		1,277		1,883
Mortgage loan income		420		921		744		1,014		728
Cardholder and merchant services income		1,160		1,174		1,069		1,522		1,014
Trust and investment services		329		394		241		344		234
Bank owned life insurance		267		276		263		285		290
Other service charges, commissions and fees		365		337		258		351		252
Securities (loss)/gains, net		50		345		2,377		2,198		(33)
Other income		38		119		205		(34)		275
Total noninterest income		4,487		5,247		6,533		6,957		4,643
Noninterest Expense										
Personnel expense		9,663		10,807		10,679		9,806		9,717
Net occupancy expense		1,558		1,671		1,831		1,595		1,710
Furniture, equipment and data processing expense		2,050		2,094		2,368		2,713		2,012
Professional fees		221		760		1,493		1,557		1,336
Stationery, printing and supplies		136		187		186		191		152
Advertising and marketing		150		179		665		537		166
Other real estate owned expense		(98)		3,332		883		6,289		3,602
Credit/debit card expense		627		473		425		438		432
FDIC insurance		645		664		670		620		1,056
Loan collection expense		1,120		1,146		1,519		895		1,119
Merger-related expense		-		1,989		1,509		884		939
Core deposit intangible amortization		352		352		352		351		352
Other expense		1,503		1,011		1,759		(35)		2,009
Total noninterest expense		17,927		24,665		24,339		25,841		24,602
Income (loss) before income taxes		4,292		(2,947)		(2,743)		(7,207)		(4,789)
Income tax expense (benefit)		286		236		1,853		(911)		(77)
Net Income/(Loss)		4,006		(3,183)		(4,596)		(6,296)		(4,712)
Weighted average common shares outstanding - basic and diluted		21,739		21,729		21,698		21,368		21,588
Net income/(loss) per common share - basic and diluted	$	0.18	$	(0.15)	$	(0.21)	$	(0.29)	$	(0.22)

Quarterly Balance Sheets

Quarterly Supplemental Data

Quarterly Non-GAAP Measures